EXHIBIT 5.1
April 10, 2008
Javelin Pharmaceuticals, Inc.
125 CambridgePark Drive
Cambridge, MA 02140
Ladies and Gentlemen:
          We have acted as counsel to Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8, File No. 333- (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 100,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, which may be issued pursuant to the Javelin Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan, as amended (the “Plan”), as such number of Shares may be increased in accordance with the Plan in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split or similar event involving the Company.
          We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the Delaware General Corporation Law and the laws of the United States of America.
          We have examined such documents, records and matters of law as we considered necessary for the purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed that the purchase price paid to the Company per Share upon issuance will be at least equal to the par value of each Share. Based on such examination, it is our opinion that the Shares have been duly authorized and, when the Registration Statement relating to the Shares has become effective under the Securities Act, and upon issuance pursuant to and in accordance with the terms of the Plan and in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable under the laws of the State of Delaware.
          We consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name in the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
          This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,
/s/ Pryor Cashman LLP

Pryor Cashman LLP